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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


1. M/I Financial Corp., an Ohio corporation. M/I Financial Corp. is wholly-owned by the Company.

2. M/I Homes, Inc., an Arizona corporation. M/I Homes, Inc. is wholly-owned by the Company.

3. MHO, LLC, an Arizona limited liability corporation. MHO, LLC is wholly-owned by M/I Homes, Inc.

4. M/I Homes Construction, Inc., an Arizona corporation. M/I Homes Construction, Inc. is wholly-owned by the Company.

5. M/I Schottenstein Homes Service Corp., an Ohio Corporation. M/I Schottenstein Homes Service Corp. is wholly-owned by the Company.

6. 601RS, LLC, an Ohio limited liability corporation. 601RS, LLC is wholly-owned by the Company.

7. M/I Properties, LLC, an Ohio limited liability corporation. M/I Properties, LLC is wholly-owned by the Company.

8. Northeast Office Venture, LLC, a Delaware limited liability corporation. Northeast Office Venture, LLC is wholly-owned by the Company.

9. M/I Title Agency Ltd., an Ohio limited liability company. 90% LLC owned by the Company.

10. Washington Metro Residential Title Agency LLC, a Virginia limited liability corporation. 70% LLC owned by the Company.